APPENDIX IV-22

LIST OF FUNDS

SERVICES & FEES

This Appendix IV-22 is part of the Fund Services Agreement between Northern Lights Fund Trust II and Gemini Fund Services, LLC.  Set forth below are the Services elected by the Fund(s) identified on this Appendix IV-22 along with the associated Fees.

EFFECTIVE DATE

The Effective Date for the Fund(s) set forth on this Appendix IV-22 shall be upon commencement of operations.

COVERED FUNDS

The Fund(s) to be covered under this Agreement include:

Fund Name*	Board Approval Date
KKM ARMOR Fund	April 25, 2014
KKM U.S. Equity ARMOR Fund	April 25, 2014

*Funds with the same investment adviser are collectively referred to as the “Complex.”

SELECTED SERVICES and FEES

The Complex shall pay to GFS the following fees:  (all basis point fees will be calculated based upon the average net assets of the Complex for the previous month)

Fund Accounting Fees

1.

 Base annual fee (per Complex):

$45,000.00 minimum*

    PLUS

2 basis points (0.02%) on net assets of $50 million to $100 million, and

1 basis point or (0.01%) on net assets greater than $100 million.

*Funds with multiple share classes will be assessed an additional $6,000.00 annual fee for each share class above one. Bond funds will be assessed an additional $6,000.00 annual fee.  Fund Accounting Fees for global funds, defined as funds processing more than 25% in non-domestic assets, will be charged at 150% of the above rates (base fee as well as basis point fee).

The Base annual fee shall be $40,500.00 for the initial 12 months following the Effective Date, and $45,000.00 thereafter.

Price Quotes.  The charge for equity and bond price quotes per security, per day will be as follows:

$.15 Domestic and Canadian Equities
$.15 Options
$.50 Corp/Gov/Agency Bonds
$.50 International Equities and Bonds
$.80 Municipal Bonds
$1.00 CMO’s
$62.50 per CDX or Equivalent (monthly fee)
$62.50 per Single Name Credit Default Swap (monthly fee)

2.

Additional Charges.

a.

Out-of-pocket expenses.  The Fund(s) shall reimburse GFS for all out-of-pocket expenses incurred by GFS to provide the Services to the Fund(s).

b.

Manual processing fee.  The Fund(s) shall pay an additional charge of $500.00 per month for portfolios that transmit daily trades via facsimile as opposed to utilizing an electronic format.

c.

SSAE 16 expense.  Each Fund shall pay its allocated portion of the GFS annual SSAE 16 review.

d.

Fund Accounting Data De-Conversion fee.  Each Fund shall pay a Fund Accounting record data de-conversion fee in the amount of $2,500.00 upon a cancellation or termination of this Agreement for any reason other than liquidation of the Fund.

Fund Administration Fees

1.

Base annual fee (per Complex):

the greater of $60,000.00*

OR

10 basis points (0.10%) on net assets up to $100 million

8 basis points (0.08%) on net assets $100 million to $250 million

6 basis points (0.06%) on net assets $250 million to $500 million

4 basis points (0.04%) on net assets $500 million to $1 billion; and

3 basis points (0.03%) on net assets greater than $1 billion

The Base annual fee shall be $54,000.00 for the initial 12 months following the Effective Date, and $60,000.00 thereafter.

2.

State Registration (Blue Sky) Fees:

Each Fund shall pay its allocated federal and state regulatory filing fees.  In addition, each Fund shall pay GFS the following fees per state registration:

Initial registration	$ 295.00
Registration renewal	$ 150.00
Sales reports (if required)	$ 25.00

3.

Additional Charges.

a.

Out-of-pocket expenses.  The Fund(s) shall reimburse GFS for all out-of-pocket expenses incurred by GFS to provide the Services to the Fund(s).

b.

FIN 48 Compliance fee.  Each Fund shall pay GFS $250.00 per calendar quarter for FIN 48 Compliance.

c.

Fund Administration Data De-Conversion fee.  Each Fund shall pay a Fund Administration record data de-conversion fee in the amount of $2,500.00 upon a cancellation or termination of this Agreement for any reason other than liquidation of the Fund.

Transfer Agency Fees

1.

Base annual fee*:

$14.00 annual fee per open account

($2.00 annual fee per closed account)

The base annual fee is subject to a $15,000.00 minimum annual fee per Fund share class.

The Base annual fee shall be $13,500.00 for the initial 12 months following the Effective Date, and $15,000.00 thereafter.

2.

General Activity Charges:

Customer Service Calls	$2.50 per call
Manual Transactions	$1.00 per transaction
New Account Opening (manual)	$2.50 per account
New Account Opening (electronic)	$0.40 per account
Incoming IRA Transfer from prior custodian	$25.00 per transfer
IRA Transfer to successor custodian	$25.00 per transfer
Refund of Excess Contribution	$15.00 per refund
Distribution to IRA Participant	$15.00 per distribution

Check this box to elect 24 Hour Automated Voice Response

24 Hour Automated Voice Response Charges:
Initial set-up (one-time) charge	$1,500.00 per Complex
Monthly charge	$50.00 per Fund

3.

Web Package Fees:

Check this box for Shareholder Desktop Web Package (described below)

$4,000.00 initial installation charge

$2,000.00 annual maintenance (invoiced annually in advance)

Check this box for Shareholder Desktop Online New Accounts (described below)

$2,500.00 initial installation charge

$2.50 per new account fee

Check this box for Fund Data Web Package (described below)

$3,000.00 initial installation charge

$1,500.00 annual maintenance (invoiced annually in advance)

4.

Additional Charges:

a.

Transfer Agency De-Conversion fee.  Each Fund shall pay a Transfer Agency record data de-conversion fee in the amount of $15,000.00 upon a cancellation or termination of this Agreement for any reason other than liquidation of the Fund.

b.

Rule 22c-2 compliance fee.  The Funds shall pay a $100.00 monthly administration fee for Rule 22c-2 compliance per Complex, plus an additional monthly fee of $25.00 per Fund.

Special Reports/Programming Fees

All special reports analyses and/or programming requested by a Fund or the Trust under this Agreement shall be subject to an additional programming charge, agreed upon in advance, based upon the following rates:

GFS Senior & MIS Staff	$200.00 per hour
GFS Junior Staff	$100.00 per hour

Out -of-Pocket Expenses

The Trust shall reimburse GFS for all out-of-pocket expenses incurred by GFS when performing Services under this Agreement, including but not limited to the following:

o Anti-ID Theft Monitoring	o Pro rata portion of annual SSAE 16 review
o Bank Account and other Bank Fees	o Proxy Services
o Customer Identification/AML Program Costs	o Record Storage
o Fund Stationery and Supplies	o Regulatory fees and assessments
o Locating Lost Shareholders/Escheatment Costs	o State and Federal filing fees and assessments
o NSCC Charges	o Tax Reporting
o Postage	o Telephone and Toll Free Lines
o Pre and Post Sale Fulfillment	o Travel Requested by the Trust
o Printing Fund Documents

Signatures Page Follows

The parties hereto agree to the Services and associated fees for the Fund(s), effective as set forth in this Appendix IV-22 to the Fund Services Agreement.

NORTHERN LIGHTS FUND TRUST II

GEMINI FUND SERVICES, LLC

By: /s/ Kevin Wolf

By: /s/ Andrew Rogers

Kevin Wolf

Andrew Rogers

President

Chief Executive Officer

The undersigned investment adviser hereby acknowledges and agrees to the terms of this Fund Services Agreement.

KKM Financial LLC

311 South Wacker Drive, Suite 650

Chicago, IL 60606

By:  /s/ Jeffrey Kilburg

Name:  Jeffrey Kilburg

Title:    Chief Executive Officer

SHAREHOLDER DESKTOP WEB PACKAGE

Proprietary Secure Web-Based Direct Interface With Transfer Agent Data

Supports Five Levels of Access

Fund Administrator

Broker/Dealer

Broker/Dealer Branch

Registered Representative

Shareholder

Customizable Look And Feel (Logo And Color Scheme)

Account Inquiry

Portfolio Summary

Account Position

Transaction History

General Account Information

Online Transactions (Must have this reflected in the prospectus to offer this functionality)

Exchanges

Purchases

Redemptions

Prospectus and SAI Access

Account Maintenance

Change of Shareholder Information

o

Address

o

Phone Number

o

Email Address

Online Statement Access

Quarterly Statements and Confirms

Electronic Delivery (Should have this reflected in the prospectus and application to offer this functionality)

o

Statements

o

Confirms

o

Regulatory Mailings

SHAREHOLDER DESKTOP ONLINE NEW ACCOUNTS

Allows clients the ability to set up a new account online if they provide valid ACH information and agree to all disclaimers and agreements on site.

E-Signature capability

FUND DATA WEB PACKAGE

Performance Web Page

•

Comprehensive performance report hosted by GFS

o

Fund performance updated nightly

o

Up to 20 indexes available

o

Data provided in simple format to be encapsulated into Fund’s own website to provide a custom look and feel

o

Growth of $10,000 graph available

Holdings web page

•

Fund holding updated periodically to meet fund disclosure rules hosted by GFS

o

Fund holding updated periodically to meet fund disclosure rules

o

Top ten report available

o

Data provided in simple format to be encapsulated into Fund’s own website to provide a custom look and feel

Historical NAV web page

•

Provides historical NAV information for a specified period of time and for a specified fund

o

Data provided in simple format to be encapsulated into Fund’s own website to provide a custom look and feel

Fulfillment web page

•

Provides an online request form for shareholders who wish to request a hard copy of the fulfillment material mailed to them

o

Request is automatically routed online to the Shareholder Services Team at GFS for processing

o

Reporting of Fulfillment requests made online or via phone available via GFS Reporting Services Tool.

GFS reporting utilizes the next generation secure web-based report delivery vehicle which allows for direct request or subscription based delivery reports available in multiple formats (PDF, Excel, XML, CSV)